TECHNICAL COMMUNICATIONS CORPORATION



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD FEBRUARY 12, 1996


To our Stockholders:


Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Technical Communications Corporation, a Massachusetts corporation (the "Company"), will be held at the Company's offices, 100 Domino Drive, Concord, Massachusetts, at 10:00 a.m. on Monday, February 12, 1996:

  1. To elect six Directors to serve for the ensuing year or until their respective successors have been duly elected and qualified;

  2.     To ratify the selection of the firm of Arthur Andersen
       LLP as auditors for the Company for the fiscal year ending
       September 28, 1996;

  3.     To consider and act upon a proposal to adopt the 1995
       Employee Stock Purchase Plan of the Company; and

  4. To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record on the books of the Company at the close of business on December 15, 1995, are entitled to notice of and to vote at the Meeting.

Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

All stockholders are cordially invited to attend the Meeting.

                                         By Order of the Board of
Directors,



                                        Edward E. Hicks
                                        Clerk
Concord, Massachusetts
December 27, 1995

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE
AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

              TECHNICAL COMMUNICATIONS CORPORATION

                         PROXY STATEMENT
                               FOR
                 ANNUAL MEETING OF STOCKHOLDERS

                        FEBRUARY 12, 1996

Proxies enclosed with this proxy statement are solicited by and on behalf of the Board of Directors (the "Board of Directors") of Technical Communications Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's offices, 100 Domino Drive, Concord, Massachusetts, at 10:00 a.m. on Monday, February 12, 1996, and at any adjournments thereof.

SHARES OUTSTANDING AND VOTING PROCEDURES

Only holders of record of outstanding shares of the Company's
Common Stock as of the close of business on December 15, 1995, are entitled to notice of and to vote at the Meeting.

As of December 15, 1995, there are 1,254,426 shares of the Company's Common Stock outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

Participants in the Technical Communications Corporation Employees' Stock Ownership Plan (the "ESOP") who execute proxies will have the shares allocated to their accounts voted by the Trustees of the ESOP as they direct. The ESOP also provides that the Trustees shall vote any shares allocated to participants' accounts as to which they have not received voting instructions (as well as unallocated shares) in the same proportion as shares in participants' accounts as to which voting instructions are received. The Trustees of the ESOP have indicated that they intend to follow these pass-through voting provisions of the ESOP unless doing so would conflict with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to the prudence requirements of ERISA. Participants in the ESOP will receive proxies applicable to their holdings in the ESOP on which they are to indicate their voting instructions to the Trustees.

If the enclosed proxy is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented by proxy will be voted in accordance with the instructions marked thereon. The proxy is in ballot form so that a specification may be made (i) to grant or withhold authority to vote for the election of Directors, (ii) to vote for or against, or abstain from voting on, the adoption of a stock purchase plan for employees of the Company, and (iii) to vote for or against, or abstain from voting on, the ratification of the firm of Arthur Andersen LLP as the Company's auditors. Signed proxies returned to the Company and not marked to the contrary will be voted in favor of each of the proposals set forth in the proxy. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Clerk of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting.

The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by Management of the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

It is expected that this proxy statement and the accompanying proxy, and an Annual Report to Stockholders, containing financial statements for the fiscal year ended September 30, 1995, will be mailed to stockholders on or about December 28, 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 15, 1995, the ownership of Common Stock of the Company by any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock outstanding as of such date:
[CAPTION]

                              Amount and Nature of
                              Beneficial Ownership       Percent of
Name and Address              (Number of Shares) (1)     Class (1)

Lawrence A. Kletter and              171,075  (2)         14%  (2)
James A. McCalmont,
Trustees,
Technical Communications
Corporation Employees' Stock
Ownership Trust
100 Domino Drive
Concord, MA  01742
Quest Advisory Corporation            78,600  (3)          6%  (3)
1414 Avenue of the Americas
New York NY 10019

________________________________

         (1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Information with respect to beneficial ownership is based upon information furnished by each stockholder.

         (2) Held as Trustees for the ESOP and includes 120,521 shares that are allocated to the participants in the ESOP as well as 50,554 unallocated shares. Each participant may direct the Trustees as to the manner in which shares allocated to his or her account shall be voted. The ESOP provides that the Trustees shall vote any shares allocated to participants' accounts as to which they have not received voting instructions (as well as unallocated shares) in the same proportion as shares in participants' accounts as to which voting instructions are received. Messrs. Kletter and McCalmont disclaim beneficial ownership of these 171,075 shares, except that James McCalmont does not disclaim beneficial ownership of 6,325 shares allocated to James McCalmont under the ESOP.

          (3) The nature of Quest Advisory Corporation's ("Quest")ownership as set forth herein is based upon its Schedule 13F on file with the Securities and Exchange Commission. Quest in its capacity as investment advisor may be deemed the beneficial owner of the 78,600 shares indicated in the above table, which shares are owned by numerous clients of Quest.

                    I.  ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

A.     NUMBER OF AND NOMINEES FOR DIRECTORS

The Board of Directors of the Company consists of six persons. Each director will be elected to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person, or for fixing the number of directors as a lesser number. All nominees are currently directors of the Company.

The following table sets forth the year each nominee first become a director, the position currently held by each nominee with the Company, the principal occupation of each of the directors during the past five years, any other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940, the age of each nominee, and the number of shares and percentage of outstanding Common Stock of the Company beneficially owned by each nominee and by all directors and officers as a group, as of December 15, 1995.

[CAPTION]

                                               Amount and Nature
                             Positions and        of Beneficial
Nominee's Name and Year       Offices with         Ownership      Percent of
First Became a Director       the Company   Age  (# of Shares)    Class (1)

Arnold M. McCalmont (2)        Chairman     66       24,856 (3)        2%
1961                           of the
                               Board of
                               Directors
Lawrence A. Kletter (4)        Director     40        3,750 (5)        0%
1988
Herbert A. Lerner (6) 1961     Treasurer,   68        2,086 (7)        0%
                               Director
James A. McCalmont (8)         Director     40        9,895 (9)        1%
1991
Philip A. Phalon (10) 1993     President,   66              ---        0%
                               Director
Victor Sabella (11) 1994       Director     50              ---        0%

All directors and                                    52,061 (12)       4%
officers as a group (9 persons)

_________________________

       (1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment powers with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned plus shares that may be acquired by such person or group within sixty days upon the exercise of stock options.

       (2) Arnold M. McCalmont has been a director and Chairman of the Board of the Company since 1961, and was President of the Company from 1961 through August 22, 1993.

       (3) Includes 1,770 and 80 shares owned by Arnold McCalmont's adult sons, James (and his wife) and Marc. Also includes 6,325 shares currently allocated to James McCalmont under the ESOP, 1,800 shares subject to an option exercisable by James McCalmont within the next sixty days, and 9,831 shares currently allocated to Arnold McCalmont under the ESOP. Excludes 171,075 shares held by James McCalmont as a Trustee of the ESOP, of which shares James McCalmont disclaims beneficial ownership, except that James McCalmont does not disclaim beneficial ownership of 6,325 shares allocated to James McCalmont under the ESOP. Arnold McCalmont disclaims beneficial ownership of the shares owned by his sons (including shares that may be acquired by his son James McCalmont within sixty days upon exercise of stock options or shares that are allocated to his son James McCalmont under the ESOP).

       (4) Lawrence A. Kletter has been an attorney with the Boston law firm of Posternak, Blankstein & Lund since May
       1990. Mr. Kletter has practiced law since his graduation from Columbia Law School in 1982.

       (5) Consists solely of shares subject to options exercisable within the next sixty days. Excludes 171,075 shares held by the ESOP, which Mr. Kletter, as a trustee of the ESOP, may be deemed to own beneficially. Mr. Kletter disclaims beneficial ownership of the 171,075 shares owned by the ESOP.

       (6) Herbert A. Lerner has been a director of the Company since 1961, and Treasurer since 1961, with the exception of 1987. From 1990 until June 1, 1992, he was a Programs Business Manager with Raytheon Company. Mr. Lerner is currently an independent consultant.

       (7) Includes 1,800 shares that may be acquired by Mr. Lerner within sixty days upon exercise of stock options. With respect to shares now owned by him, Mr. Lerner shares the voting and investment powers with his wife.

       (8) James A. McCalmont was Director of Marketing of the
       Company from October 24, 1988 through April 29, 1991, and has been an employee of the Company since 1975.

       (9) Excludes 5,050 and 80 shares owned by his father, Arnold McCalmont, and his brother, Marc, respectively. Also excludes 9,831 shares currently allocated to Arnold McCalmont under the ESOP and 171,075 shares held by James McCalmont as a Trustee of the ESOP. Includes 6,325 shares currently allocated to James McCalmont under the ESOP and 1,800 shares that may be acquired by James McCalmont within sixty days upon exercise of a stock option. James McCalmont disclaims beneficial ownership of the shares owned by his brother, his father, and the ESOP (including shares that are allocated to his father Arnold McCalmont under the ESOP), except for 6,325 shares currently allocated to him under the ESOP.

       (10)Philip A. Phalon was Senior Vice-President for
       Corporate Marketing for Raytheon Company from 1983 through September 1990, and is currently an independent consultant.

       (11)Victor Sabella is Vice-President and General Manager of the Optical Scanning Products Division of General Scanning Inc. His experience includes senior management positions with Crosscomm Corporation, Analog Devices Inc. and Textron Inc.

       (12)Includes 17,100 shares that the directors and officers have the right to acquire within sixty days of December 15, 1995, by the exercise of stock options.
       Also includes an aggregate of 27,855 shares that are allocated to the accounts of officers under the ESOP.
       For a discussion of the voting and investment powers with respect to such shares, see page 2 and footnote (2) on page 3.

B.     MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors held five (5) meetings during the twelve months ended September 30, 1995 ("Fiscal Year 1995"). Each of the directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served which were held during Fiscal Year 1995.

The Audit Committee of the Board, of which Messrs. Kletter, Lerner and Sabella are members, oversees the accounting and tax functions of the Company, including matters related to the appointment and activities of the Company's auditors. The Audit Committee held four (4) meetings during Fiscal Year 1995.

The Compensation Committee of the Board, of which Messrs. Arnold
McCalmont, James McCalmont, Kletter and Phalon are members, did not meet during Fiscal Year 1995.

During Fiscal Year 1995, the Company did not have a Nominating
Committee or an Operations Committee.

C.     COMPENSATION OF DIRECTORS

Directors who are not regular employees of the Company received a fee of $1,000.00 for each meeting of the Board of Directors attended during Fiscal Year 1995. During Fiscal Year 1995, directors received a fee of $500.00 for each meeting of a committee of the Board of Directors they attended.

In addition, pursuant to the 1990 Non-Employee Director Stock Option Plan, adopted by the Board of Directors in August 1990 and approved by the stockholders at the 1991 Annual Meeting, each director who is not then an employee, who has attended at least 75% of Board Meetings held during the previous fiscal year, and who is not otherwise ineligible, will receive on the date of each Annual Meeting of Stockholders during the term of said plan an option to purchase 750 shares of Common Stock at an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date the option is granted. Each option has a term of five (5) years from the date of grant and is exercisable in full or in part at any time or times after the date of grant until the earlier of the expiration of such term or sixty days after the optionee ceases to serve as a direct of the Company. Messrs. Kletter and Phalon, the then currently eligible directors under the 1990 Non-Employee Director Stock Option Plan, each received an option to purchase 750 shares following the 1995 Annual Meeting. Messrs. Kletter, Phalon and Sabella will each receive a similar option following the 1996 Annual Meeting if elected at this meeting to continue on the Company's Board of Directors.

D.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 17, 1989, the Company established the Technical Communications Corporation Employees' Stock Ownership Trust (the "Trust") for the benefit of its employees. The Trust purchased 190,350 shares of the Company's Common Stock with borrowed funds, and the Company is a guarantor of the loan.

Lawrence A. Kletter, a director of the Company and a partner in the law firm of Posternak, Blankstein & Lund (securities law counsel for the Company) and James A. McCalmont, a director and employee of the Company, are Trustees of the Trust.

E.     EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers. The following table sets forth the names of all executive officers of the Company, excluding those who are also directors, which information is set forth above, the year each first became an executive officer, the position currently held by each officer of the Company, the principal occupation of each officer during the past five years, the age of each officer, and the number of shares and percentage of outstanding Common Stock of the Company beneficially owned by each officer as of December 15, 1995.
[CAPTION]

                                                    Amount and
                                                      Nature
                            Positions and          of Beneficial
Name and Year First          Office with             Ownership        Percent of
Became a Director            the Company     Age   (# of Shares)(1)  Class (1)

Roland S. Gerard (2) 1995  President and     45           0              0%
(2) 1995                   Chief Executive
                           Officer

John I. Gill (3) 1985      Vice-President,   56      18,093 (4)          1%
                           Manufacturing
                           and Technical
                           Operations

Graham R. Briggs (5) 1992  Vice-President    56       7,606 (6)        1%
                           Finance and
                           Administration

_________________________

         (1) Unless otherwise indicated, each of the persons named in the table has sole voting and investment powers with respect to the shares set forth opposite such person's name. With respect to each person or group, percentages are calculated based on the number of shares outstanding plus shares that such person or group may acquire within sixty days upon the exercise of stock options.

         (2) Mr. Gerard has been employed by the Company since June 1995. From January 1994 until April 1995 he was Corporate Vice President of SFA, Inc., a manufacturer of data communications equipment. From January 1992 until January 1994 he was President of SFA Datacom, Inc., a subsidiary of SFA, Inc. From January 1988 to January 1992 he was a Group Vice President of SFA, Inc. and President of Plantronics Futurecomms, Inc. and Frederick Electronics Corp., both subsidiaries of SFA, Inc.

         (3)  Mr. Gill has been employed by the Company since
         August 1983.

         (4)  Includes 8,093 shares currently allocated to Mr.
         Gill under the ESOP and 5,000 shares that may be acquired by Mr. Gill within sixty days upon exercise of stock options.

         (5)  Mr. Briggs has been employed by the Company since
         January 1992. From April 1989 until December 1991, he was the President of Glanford Limited, a financial consulting company.

         (6) Includes 3,606 shares allocated to Mr. Briggs under the ESOP and 4,000 shares that may be acquired by Mr. Briggs within sixty days upon exercise of a stock option.

Summary of Cash and Certain Other Compensation. The following tables set forth certain summary information concerning compensation paid or accrued by the Company during Fiscal Year 1995 to its Chief Executive Officer and the other executive officers of the Company whose annual compensation during Fiscal Year 1995 exceeded $100,000 (hereafter referred to as the "named executive officers"):

                   SUMMARY COMPENSATION TABLE

                  Fiscal Year 1995 Compensation

[CAPTION]

                                 Fiscal                        All Other
Name and Principal Position       Year   Salary      Bonus    Compensation

Roland S. Gerard (1)              1995   $35,600     $ ---     $ 25,080 (2)
President and Chief
Executive Officer

Philip A. Phalon (3)              1995     $ ---     $ ---     $ 46,000 (4)
President and Chief
Executive Officer

John I. Gill (5)                  1995   $111,660    $ 200        $ 420 (7)
Vice-President, Manufacturing
and Technical Operations,
Executive Vice President

____________________

         (1) Mr. Gerard has been employed by Company as President since June 12, 1995.

         (2) Consists entirely of reimbursed relocation expenses.

         (3) Mr. Phalon was Acting President of the Company from August 25, 1994 to June 11, 1995.

         (4)  This amount of $46,000 was paid to Phalon Business
         Services, Inc., as payment for Mr. Phalon's services to the Company.

         (5) Mr. Gill has been Vice-President, Manufacturing and Technical Operations from February 13, 1989 to July
         31, 1995, and Executive Vice President since August 1,
         1995.

         (6) This amount of $200 was paid to Mr. Gill for services rendered in Fiscal Year 1994.

         (7) Represents the Company's contribution for the account of Mr. Gill under the Company's Profit-Sharing Plan, a plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The contribution is determined by the Board of Directors in its sole discretion, but may not exceed 15% of the Company's net profits before taxes for any given Plan year, nor certain limits imposed by the Internal
         Revenue Code.

Stock Options. The following table sets forth certain information concerning (i) individual grants of stock options to each of the named executive officers listed below, and (ii) the unexercised options held as of September 30, 1995, by the named executive officers:

             OPTIONS AND GRANTS IN LAST FISCAL YEAR

                       (INDIVIDUAL GRANTS)
[CAPTION]

                                   Percent of
                     Options    Total Options
                    Granted      Granted to     Excercise or
                    Number of    Employees in   Base Price      Expiration
Name                  Shares)     Fiscal Year  ($ per share)         Date

Roland S. Gerard      100,000        100%       $7.50 (1)       May 25, 2005

  _________________________

         (1) This represents a grant of an option to buy 100,000 shares of Common Stock under the Technical Communications Corporation 1991 Stock Option Plan, which is exercisable as follows: (i) 20% on 5/25/96 at an exercise price of $7.50 per share (the fair market value on the date of grant), (ii) an additional 20% on 5/25/97 at an exercise price of $8.25 per share, (iii) an additional 20% on 5/25/98 at an exercise price of $9.08 per share, (iv) an additional 20% on 5/25/99 at an exercise price of $9.98 per share, and (v) an additional 20% on 5/25/2000 at an exercise price of $10.98 per share.


            AGGREGATED FISCAL YEAR-END OPTION VALUES

[CAPTION]

                                                     Value of Unexercised
                   Number of Unexercised             In-the-Money Options
                   Options at Fiscal Year-end        at Fiscal Year-End (1)

Name               Exercisable   NotExercisable  Exercisable   Not Exercisable

John I. Gill          5,000 (2)       ---           21,250           ---

Graham R. Briggs      4,000 (3)     6,000 (3)         ---            ---

_____________________

         (1) Value is based on the difference between the option exercise price and the fair market value at November 29, 1995 ($8.25 per share) multiplied by the number of shares underlying the in-the-money portion of the option.

         (2) This represents an incentive stock option to purchase 5,000 shares of Common Stock under the Technical Communications Corporation Incentive Stock Option Plan granted on 10/21/87, which is exercisable in full at an option price of $4.00 per share. The expiration date of this grant is 10/21/97.

         (3) This represents a non-qualified option to purchase 10,000 shares of Common Stock under the Technical Communications Corporation 1991 Stock Option Plan granted on 2/28/92, which is exercisable at an option price of $12.75 per share as follows: (i) 20% on 2/27/94, (iii) an additional 20% on 2/27/95, (iv) an additional 35% on 2/27/96, and (v) an additional 25% on 2/27/97. The expiration date of this grant is 2/28/02.

Compliance with Section 16(a) of the Securities Exchange Act.
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareholders are required by regulation to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on the Company's review of the copies of such forms received and written representations from certain reporting persons that they were not required to file, the Company believes that during Fiscal Year 1995, there were no delinquencies in filing Forms 4 in a timely manner.

  II. PROPOSAL TO APPROVE THE 1995 EMPLOYEE STOCK PURCHASE PLAN

On November 15, 1995, the Board of Directors adopted an employee stock purchase plan (the "Stock Purchase Plan"), subject to stockholder approval. A total of 100,000 shares of Common Stock (subject to adjustment for capital changes) in the aggregate may be granted under the Stock Purchase Plan. The complete text of the Stock Purchase Plan is attached hereto as Appendix A.

     Purpose. The purpose of the Stock Purchase Plan is to provide incentives to employees of the Company by providing them with opportunities to purchase stock in the Company pursuant to options which are intended to constitute options issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

     Administration. The Stock Purchase Plan is administered by the Board of Directors of the Company which, in its discretion, may appoint a committee consisting of not less than three members of the Board of Directors. The interpretation or construction of the Stock Purchase Plan by the Board of Directors or of the committee, if any, shall be final.

     Eligible Participants. All employees of the Company or any of its participating subsidiaries who have completed at least one year of employment with the Company or any of its subsidiaries are eligible to receive options to purchase the Company's Common Stock under the Stock Purchase Plan. In no event, however, may an employee be granted an option under the Stock Purchase Plan if, immediately after the option were granted he would be considered to own or hold options to purchase stock comprising 5% or more of the Common Stock of the Company. For purposes of the Plan, the term "employee" does not include employees whose customary employment is 20 hours or less per week or not more than five months in any calendar year. In order to comply with the Code, the Stock Purchase Plan provides that no employee will be granted an option which permits his rights to purchase Common Stock under the Stock Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of the Company's Common Stock (determined at the time such option is granted ) for each calendar year in which such option is outstanding at any time.

     Terms of the Plan; Withholding and Exercise. The Stock Purchase Plan provides for a 12 month "Payment Period" (October 1 through September 30) except during its initial year, during which the Payment Period is from January 1, 1996 through September 30, 1996. During the Payment Period, payroll deductions are accumulated under the Plan for each eligible employee who has elected to participate in the Stock Purchase Plan. Deductions may be increased or decreased at an employee's request only once in any Payment Period. An employee may withdraw from the Stock Purchase Plan in whole or in part at any time prior to the last business day of any Payment Period, and may not rejoin the Stock Purchase Plan until the beginning of the next Payment Period.

     On the first business day of each Payment Period, each eligible employee participating in the Stock Purchase Plan is granted an option to purchase shares of the Common Stock on the last day of such Payment Period. Each eligible employee who continues to be a participant in the Stock Purchase Plan will automatically exercise his option and will purchase the number of shares which his accumulated payroll deductions on the last day of such Payment Period will allow him to purchase at the Option Price (as defined below). Subject to certain limitations, any unused payroll deductions for a Payment Period will be carried forward to the next succeeding Payment Period (without interest).

     Option Price. The Option Price per share for each Payment Period will be the lesser of 85% of the market price of the Common Stock on the first business day of the Payment Period or 85% of the market price of the Common Stock on the last business day of the Payment Period (subject to adjustment for rounding).

     Amendments and Termination of the Plan. The Board of Directors may amend the Stock Purchase Plan in any respect at any time, except that, without the prior approval of the stockholders, (i) the aggregate number of shares of Common Stock to be offered under the Stock Purchase Plan may not be increased (other than an increase merely reflecting a change in capitalization such as a stock dividend or split-up), or (ii) the class of employees eligible to receive options under the Stock Purchase Plan may not be changed. The Board may also terminate the Stock Purchase Plan at any time, and the Stock Purchase Plan will automatically terminate when all or substantially all of the unissued shares of capital stock reserved for the purposes of the Stock Purchase Plan have been purchased.

     Non-Assignability. An employee's rights under the Stock Purchase Plan may not be transferred or assigned. Options granted to an employee may be exercised only by such employee, except that in certain limited circumstances options may be exercised by the legal representative of a disabled or deceased employee.

     Termination of Employee's Rights. An employee's rights under the Stock Purchase Plan will terminate when he ceases to be an employee for any reason, except that disability lasting for not more than 90 days will not be deemed to be a termination of employment for purposes of the Stock Purchase Plan. In the event of disability lasting more than 90 days, the employee's rights under the Stock Purchase Plan will terminate, except that he may elect to have all accumulated payroll deductions applied to the purchase of stock under the stock Purchase Plan. Upon termination of an employee's rights, all accumulated payroll deductions will be refunded except as noted.

     Federal Income Tax Consequences. No taxable income will be recognized for Federal income tax purposes by a participant in the Stock Purchase Plan either at the time an option is granted to him under the Stock Purchase Plan (the first business day of a Payment Period) or at the time the option is exercised and shares of stock are purchased (the last business day of the Payment Period). The participant will be taxed when the stock received on exercise of the option is sold and any gain realized on the sale generally will be treated as a long-term capital gain.

     If, however, a participant disposes of stock acquired under the Stock Purchase Plan within two years from the date of the grant of the option under which he purchased that stock (a "disqualifying disposition"), the participant will realize ordinary income in the year of the disqualifying disposition in an amount equal to the excess of (i) the fair market value of the stock at the time of purchase over (ii) the purchase price for the stock (i.e., 85% of the lesser of the fair market value of the stock on the first business day or the last business day of the Payment Period for which the option was granted). The amount of ordinary income realized by the participant will be added to his basis in the stock (subject to the disqualifying disposition), and the participant will recognize a capital gain or loss (which will be long-term if the stock has been held for more than one year) in an amount equal to the difference between the amount realized upon the disqualifying disposition and his basis in the disposed-of-stock.

     If a participant disposes of stock acquired under the Stock Purchase Plan more than two years after the first business day of the Payment Period in which the underlying option was granted to him, the participant will realize ordinary income in the year of the disposition in an amount equal to the lesser of (i) the excess of the fair market value of the stock at the time of disposition over the purchase price for the stock, or (ii) 15% of the fair market value of the stock at the time the underlying option was granted. The amount of ordinary income realized by the participant will be added to his basis in the stock, and any gain recognized on the disposition in excess of the ordinary income realized will be long-term capital gain. If the fair market value at the time of the disposition is less than the purchase price for the stock, the participant will recognize no ordinary income and any loss realized on the disposition will be a long-term capital loss.

     If, at the time of a participant's death, he still owns stock acquired under the Stock Purchase Plan, then, at that time, he will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of death over the purchase price for the stock, or (ii) 15% of the fair market value of the stock at the time the underlying option was granted.

     There will be no Federal income tax consequences to the Company when it grants options under the Stock Purchase Plan or when those options are exercised. In addition, no Federal income tax deduction will be allowed to the Company upon the sale or other disposition by any participant of stock acquired under the Stock Purchase Plan if the participant has held the stock for more than two years since the underlying option was granted to him. (The Company is also allowed no deduction upon the death of a participant then holding stock acquired under the Stock Purchase Plan). If, however, a participant disposes of stock acquired under the Stock Purchase Plan within two years after the grant of the underlying option, the Company will be entitled to a deduction in the year of the disposition in an amount equal to the amount of ordinary income realized by the participant as a result of the disposition.

     No shares of Common Stock have been purchased by employees under the Stock Purchase Plan since the inception of the Stock
Purchase Plan.

     Approval of the Stock Purchase Plan will require the affirmative vote of stockholders holding a majority of the Company's shares present in person or by proxy and entitled to vote at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the Stock Purchase Plan. If such approval is not obtained on or before November 15, 1996, any options granted under the Stock Purchase Plan and the Stock Purchase Plan itself shall be null and void.


           III. RATIFICATION OF SELECTION OF AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS.

The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to service as auditors for the fiscal year ending September 29, 1996. Arthur Andersen LLP served as the Company's auditors for Fiscal Year 1995.

It is expected that a member of the firm of Arthur Andersen LLP will be present at the Meeting and will be available to respond to appropriate questions.


                       IV.  OTHER MATTERS

The Board of Directors of the Company is not aware of any matter, other than those described above, that may come before the meeting. However, if any matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

It is currently contemplated that the 1997 Annual Meeting of Stockholders will be held on February 10, 1997. Proposals of stockholders intended to be present at that annual meeting of stockholders must be received by the Company at its principal executive offices no later than August 31, 1996, for inclusion in the Proxy Statement and Form of Proxy relating to that meeting and must comply with the applicable requirements of federal securities laws. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

EXPENSES AND SOLICITATION

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers, and regular employees of the Company, personally, by telephone, telegraph, or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers and their custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

ADDITIONAL INFORMATION

The Company will provide, without charge to each stockholder entitled to a vote at the annual meeting, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ending September 30, 1995. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention:
Investor Relations.

     APPENDIX A

              TECHNICAL COMMUNICATIONS CORPORATION

              1995 EMPLOYEES' STOCK PURCHASE PLAN



     1. Purpose of the Plan. The Plan is intended to encourage ownership of Common Stock by employees of the Company and to provide additional incentive for employees to promote the success of the business of the Company by enabling Eligible Employees to purchase shares of Common Stock at a discount from market value through a payroll deduction program. Any Eligible Employee who wishes to participate in the Plan may authorize the Company to withhold a percentage of his or her Gross Compensation (not to exceed the maximum percentage specified by the Company) through payroll deductions, for a specified period of time, and, at the end of such period, use such accumulated payroll deductions to purchase shares of Common Stock of the Company. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     2.   Definitions.  As used in the Technical Communications
Corporation Employees' Stock Purchase Plan, the following terms shall have the meanings respectively assigned to them below:

     (a) Beneficiary means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

     (b)  Board means the Board of Directors of the Company.

     (c) Code means the Internal Revenue Code of 1986, as amended.

     (d)  Company means Technical Communications Corporation, a
Massachusetts corporation.

     (e) Common Stock means the Common Stock, $.01 par value, of the Company.

     (f) Eligible Employee means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Grant Date.

     (g) Exercise Date means a date not less than six months and not more than one year after a Grant Date, as determined by the Board, on which Options must, if ever, be exercised.

     (h) Grant Date means a date specified by the Board on which Options are to be granted to Eligible Employees.

     (i) Gross Compensation means base compensation plus commissions and overtime pay but without regard to cash bonuses.

     (j) Market Value means, as of a particular date, the last sale price of the Common Stock if such Common Stock is reported on a stock exchange, or if not so reported, the average of bid and asked prices of the Common Stock last quoted by NASDAQ in the over-the-counter market.

     (k) Membership Agreement means an agreement whereby an Optionee authorizes the Company to withhold payroll deductions from his or her Gross Compensation.

     (l) 1934 Act means the Securities Exchange Act of 1934, as amended.

     (m) Option means an option to purchase Option Shares granted under the Plan.

     (n) Option Shares means shares of Common Stock purchasable under an Option.

     (o) Optionee means an Eligible Employee to whom an Option is granted.

     (p)  Plan means this Technical Communications Corporation
1995 Employees' Stock Purchase Plan, as the same may be amended from time to time.

     (q)  Rule 16b-3 means Rule 16b-3 promulgated under Section
16 of the 1934 Act, as amended.

     (r) Section 16 means Section 16 of the 1934 Act, as amended.

     3. Term of the Plan. The Plan shall become effective on January 1, 1996 and shall terminate on September 30, 2006, unless sooner terminated by the Board pursuant to Section 5 hereof.

     4. Administration of the Plan. The Plan shall be administered by the Board, which annually shall determine whether to grant Options under the Plan, shall specify which dates shall be Grant Dates and Exercise Dates, and shall fix the respective maximum percentages of each Optionee's Gross Compensation which may be withheld for the purpose of purchasing Option Shares, provided that such percentage shall not exceed ten percent of such Optionee's Gross Compensation. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     The Board may appoint a committee of three or more directors, who shall each serve at the pleasure of the Board, to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. The Board, in its sole and absolute discretion, may designate any or all of the functions specified herein regarding administration of the Plan to such committee.

     With respect to an Optionee subject to Section 16 (a "Section 16 Optionee"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors). To the extent any provision of the Plan or action by the Board with respect to the Plan fails to so comply, it shall be deemed null and void.

     5. Termination and Amendment of Plan. The Board may terminate or amend the Plan at any time; provided, however, that no amendment, unless approved by the holders of a majority of the issued and outstanding shares of Common Stock, shall be effective if it would cause the Plan to fail to satisfy the requirements of Rule 16b-3 (or its successors); and, provided further, that (i) any increase in the aggregate number of shares that may be issued under the Plan, other than an increase merely reflecting a capital change referred to in Section 9.8, and (ii) any change in the designation of corporations whose employees may be offered Options (other than a change designating as a participating corporation any corporation that becomes a parent or subsidiary corporation of the Company, within the meaning of Code Section 424(e) and (f), after the adoption of the Plan), must, in order to be effective, be approved by a majority of the issued and outstanding shares of Common Stock. No termination of or amendment to the Plan may adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment.

     6. Shares of Stock Subject to the Plan. No more than an aggregate of 100,000 shares of Common Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with Section 9.8. Option Shares may be either shares of Common Stock which are authorized but unissued or shares of Common Stock held by the Company in its treasury. If an

Option expires or terminates for any reason without having been exercised in full, the unpurchased Option Shares shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Common Stock sufficient to satisfy such Options and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Common Stock as contemplated by Section 9.8, the number of Option Shares reserved and kept available by the Company shall be appropriately adjusted.

     7. Persons Eligible to Receive Options. Each employee of the Company shall be granted an Option on each Grant Date on which such employee meets all of the following requirements:

     (a) The employee has completed at least one year of continuous employment with the Company. Employment shall include any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or contract.

     (b) The employee is customarily employed by the Company for more than 20 hours per week or for more than five months per calendar year.

     (c) The employee will not, immediately after grant of the Option, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this paragraph (c), the rules of
Section 424(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     (d) Upon grant of the Option, the employee's rights to purchase Common Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company will not accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined as of the Grant Date for such Option) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase Common Stock shall be determined in accordance with Section 423(b)(8) of the Code.

     8. Dates for Granting Options. Options shall be granted on each date designated by the Board as a Grant Date.

     9.   Terms and Conditions of Options.

     9.1. General. All Options granted on a particular Grant Date shall comply with the terms and conditions set forth in Sections 9.3 through 9.13, and each Option shall be identical except as to the number of Option Shares, which shall be determined in accordance with Section 9.2.

     9.2. Number of Shares. The maximum number of Option Shares shall be an amount equal to the amount of the Optionee's Gross Compensation permitted to be withheld during the period running from the Grant Date to the Exercise Date, divided by the purchase price determined in accordance with Section 9.3. The number of Option Shares shall be further limited by the amount of payroll deductions actually withheld as of the Exercise Date.

     9.3. Purchase Price.  For Optionees who are not subject to
Section 16, the purchase price of Option Shares shall be 85 percent of the lesser of (a) the Market Value of the Common Stock as of the Grant Date, or (b) the Market Value of the Common Stock as of the Exercise Date. For Section 16 Optionees, the purchase price of Option Shares shall be 85 percent of the average of (i) the Market Value of the Common Stock as of the Grant Date and
(ii) the Market Value of the Common Stock as of the Exercise
Date.

     9.4. Restrictions on Transfer. Options may not be transferred otherwise than by will or under the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

     9.5. Expiration. Each Option shall expire at the close of business on the Exercise Date for such Option or on such earlier date as may result from the operation of Section 9.6.

     9.6. Termination of Employment of Optionee. If an Optionee ceases for any reason, voluntary or involuntary (other than death or retirement), to be continuously employed by the Company, his or her Options shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned by the Company without interest. For purposes of this Section 9.6, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the 91st day of such leave of absence.

     9.7. Retirement or Death of Optionee. If an Optionee retires or dies, the Optionee or, in the case of death, his or her Beneficiary, shall be entitled to withdraw the Optionee's accumulated payroll deductions pursuant to Section 9.13, or to purchase Option Shares on the Exercise Date to the extent that the Optionee would have been so entitled had he or she continued to be employed by the Company. The number of Option Shares purchasable shall be limited by the amount of the Optionee's accumulated payroll deductions as of the date of his or her retirement or death. Accumulated payroll deductions not withdrawn or applied to the purchase of Option Shares shall be delivered by the Company to the Optionee or Beneficiary, as the case may be, within a reasonable time after the Exercise Date.

     9.8. Capital Changes Affecting the Stock. In the event that, between the Grant Date and the Exercise Date of an Option, a stock dividend is paid or becomes payable in respect of the Common Stock or there occurs a split-up or contraction in the number of shares of Common Stock, the number of Option Shares and the price to be paid for each Option Share shall be proportionately adjusted. In the event that, after the Grant Date, there occurs a reclassification or change of outstanding shares of Common Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Board may, in its discretion, (i) accelerate the Exercise Date of any Options outstanding, or (ii) terminate any such outstanding Options. Unless terminated in accordance with this section, Optionees shall be entitled on the Exercise Date to receive shares of stock or other securities equivalent in kind and value to the shares of Common Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Exercise Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Common Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee holding such Option shall have the right to exercise his or her Option prior to such dissolution or liquidation.

     9.9. Payroll Deductions; Withdrawal from Plan Prior to Exercise Date. Any Eligible Employee who has completed at least one year of service with the Company, and who wishes to authorize payroll deductions for the purchase of Option Shares under the Plan, must complete and return to the personnel department of the Company at any time on or before the Grant Date a Membership Agreement indicating the total percentage (which shall be a full integer between one and ten) of his or her Gross Compensation which is to be withheld each pay period, not to exceed the maximum percentage, if any, set by the Board in its discretion. Payroll deductions will commence as of the first Grant Date after receipt of such Membership Agreement by the personnel department. Prior to the Exercise Date, each Optionee shall, except as provided by
Section 9.11(d) hereof, be permitted only once to (a) withdraw all or part of his or her accumulated payroll deductions,
(b) discontinue payroll deductions, or (c) change the percentage of Gross Compensation withheld.

     9.10. Compliance with Rule 16b-3. The purchase of Option Shares under the Plan by a Section 16 Optionee shall be exempt from Section 16(b) of the 1934 Act if the Section 16 Optionee complies with the requirements of either subparagraph
(a) or (b) below.

     (a) Irrevocable Election. The Section 16 Optionee waives the right to withdraw from the Plan granted in Section 9.9, and makes an irrevocable election in the Membership Agreement to participate in the Plan on the terms and conditions set forth in the Membership Agreement at least six months prior to the Exercise Date. Optionees who make such an irrevocable election may change the terms of such Membership Agreement, but any such change will not take effect for six months.

     (b)  Transactional Requirements.

                    (1)  Six-Month Holding Period.  The
               Section 16 Optionee agrees to hold any Option Shares purchased under the Plan for at least six months from the date the Option Price for such Option Shares was fixed; and

                    (2)  Cessation of Participation.  The
               Section 16 Optionee who (i) voluntarily de cides to cease participation in the Plan (excluding a cessation necessitated by the limit on stock ownership and accrual restrictions imposed by the Code) or (ii) withdraws accumulated payroll deductions prior to the Exercise Date, may not particip ate in the Plan again for at least six months; provided, however, that the following shall not constitute a cessation of participation: (x) a decision to increase or decrease the amount of payroll deductions or
               (y) a decision to continue enrollment in the Plan at a more favorable basis price. A
               Section 16 Optionee may not authorize a
               nominal amount of payroll deductions to avoid the penalty for cessation provided for herein.

     9.11.     Exercise of Options.  On the Exercise Date the
Optionee will be deemed to have exercised his or her Option and thereby purchased the number of Option Shares purchasable by his or her accumulated payroll deductions, provided that:

     (a) The number of Option Shares shall not exceed the number of shares the Optionee is entitled to purchase pursuant to
Section 9.2.

     (b) If the total number of Option Shares which all Optionees have been deemed to purchase, together with any Option Shares already purchased under the Plan, exceeds the total number of shares of Common Stock subject to the Plan pursuant to
Section 6, the number of Option Shares which each Optionee is deemed to have purchased shall be decreased PRO RATA based on the Optionee's accumulated payroll deductions with respect to such Option Shares in relation to all accumulated payroll deductions currently being withheld under the Plan with respect to such Option Shares.

     (c) If the number of Option Shares includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

     (d) Notwithstanding the foregoing, any Optionee may notify the Company's payroll department in writing, not later than two weeks prior to the Exercise Date, that he or she elects not to exercise his or her Option in full or in part, and desires to receive that portion of his or her accumulated payroll deductions withheld under the Plan and not used to purchase Option Shares in the form of cash instead of Option Shares.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares if, in the opinion of counsel for the Company, such a representation is required by the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, and the rules and regulations promulgated thereunder.

     9.12. Delivery of Stock. Within a reasonable time after the Exercise Date, the Company shall deliver or cause to be delivered to each Optionee a certificate or certificates for the number of Option Shares purchased by such Optionee. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the Option Shares, delivery of the certificate or certificates for such Option Shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of Option Shares for which he or she has not received a certificate.

     The Company shall have the right to impose restrictions on the transferability of Option Shares, and to place appropriate legends on all stock certificates setting forth any such restrictions on transferability of Option Shares instructing the transfer agent to notify the Company of any transfer of the Option Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Option Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder, the so-called state "blue sky" or securities laws, and the requirements of the National Association of Securities Dealers or of any stock exchange upon which the Shares may be listed (as the case may be), and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     9.13. Return of Accumulated Payroll Deductions. In the event that the Optionee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of Option Shares purchased, such amount shall be returned without interest within a reasonable time by the Company to the Optionee or the Beneficiary, as the case may be.

TECHNICAL COMMUNICATIONS CORPORATION
100 Domino Drive
Concord, Massachusetts  01742
Telephone:  (508) 287-5100



NOTICE OF

ANNUAL MEETING

OF STOCKHOLDERS AND

PROXY STATEMENT



1996
Annual Meeting
of Stockholders


February 12, 1996

              TECHNICAL COMMUNICATIONS CORPORATION
  PROXY for Annual Meeting of Stockholders - February 12, 1996
     The undersigned hereby appoints ARNOLD M. McCALMONT, HERBERT
A. LERNER and EDWARD E. HICKS, or any one of them, the action of majority of them voting to be controlling, attorneys of the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in TECHNICAL COMMUNICATIONS CORPORATION at the annual meeting of stockholders to be held at 10:00 a.m. on February 12, 1996, and at any adjournments thereof.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.  IT WILL
BE VOTED AS DIRECTED AND IF NO CHOICE IS INDICATED IT WILL BE
VOTED FOR ALL OF THE FOLLOWING MATTERS:
                            FOR             AGAINST      ABSTAIN
                            [ ]               [ ]          [ ]
1.  To fix the number of directors at six.
2.  Election of Directors:
    Nominees:  Arnold M. McCalmont, Lawrence A. Kletter, HerbertA. Lerner,
               James A. McCalmont, Philip A. Phalan, Victor Sabella
    [ ] FOR  all nominees       [ ] WITHHOLD  from all nominees

          FOR, except vote withheld from the following
nominee(s):
    ___________________________________________________________
3.  To adopt the 1995 Employee Stock Purchase Plan.
                            FOR             AGAINST      ABSTAIN
                            [ ]               [ ]          [ ]

4. To ratify the selection of the firm of Arthur Andersen LLP as the Company's auditors.
                            FOR             AGAINST      ABSTAIN
                            [ ]               [ ]          [ ]
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted for Items 1, 2, 3 and 4.

Please sign exactly as name appears stencilled on this Proxy.
When signing as attorneys, executors, administrators, Trustee or Guardian, please set forth your full title.

                                                            Date:
_____________________________________, 1995



__________________________________________________
                                                (Signature)


__________________________________________________
                                                (Signature)